EXHIBIT 23 J(1)

                         CONSENT OF BRAD A. KINDER, CPA

We consent to the reference to our firm under the heading "Financial Highlights" in the prospectus; and to the use of our report dated August 5, 2002, on our audit of the financial statements of The Shepherd Large Cap Growth Fund constituting part of Post-Effective Amendment No. 15 to the Dominion Funds, Inc. registration statement on Form N-1A.


                                        Brad A. Kinder, CPA

Flower Mound, Texas
October 29, 2002